As filed with the Securities and Exchange Commission on June 30, 1994.

                                              Registration No. __________




                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549
                              _______________

                                 FORM S-8

                          REGISTRATION STATEMENT

                                   UNDER

                        THE SECURITIES ACT OF 1933

                              _______________

                                MATTEL, INC.
                                ------------
           (Exact name of registrant as specified in its charter)


         Delaware                                                   95-1567322
------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                            Identification No.)




333 Continental Boulevard, El Segundo, California                   90245-5012
------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)



                 FISHER-PRICE, INC. MATCHING SAVINGS PLAN
                 ----------------------------------------
                         (Full title of the plan)


                           N. Ned Mansour, Esq.
                               MATTEL, INC.
                         333 Continental Boulevard
                     El Segundo, California 90245-5012
                  ---------------------------------------
                  (Name and address of agent for service)


                              (310) 524-3607
       -------------------------------------------------------------
       (Telephone number, including area code, of agent for service)

                              _______________


                      CALCULATION OF REGISTRATION FEE


                                   Proposed      Proposed
                                    maximum       maximum
  Title of            Amount       offering     aggregate         Amount of
securities to         to be        price per     offering        registration
be registered       registered      share         price               fee
-----------------------------------------------------------------------------
Common Stock
($1.00 Par Value)   1,000,000 (1)  $25.4375 (2)  $25,437,500 (2)  $8,771.55
-----------------------------------------------------------------------------

     (1) This figure represents the aggregate number of shares of Common Stock, as presently constituted, of Mattel, Inc. being registered hereby for sale pursuant to the Fisher-Price, Inc. Matching Savings Plan. There are also registered an undetermined number of additional shares of Common Stock that may be sold in accordance with the provisions of the Plan in the event of any change in the outstanding shares of Common Stock of the Company, including a stock dividend or stock split.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Act and based on the average of the high and low prices at which shares of Common Stock of the Company were sold on June 27, 1994 (NYSE--Composite Transactions).


     In  addition,  pursuant to Rule 416(c) under the  Securities
Act   of  1933,  this  registration  statement  also  covers   an
indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

-----------------------------------------------------------------------------

                             PART II
                             -------

Item 3.   Incorporation of Documents by Reference
-------------------------------------------------

     The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into the Registration Statement: Mattel's Annual Report on Form 10-K for the year ended December 31, 1993 (the "Mattel Annual Report"), its Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, its Current Reports on Form 8-K dated February 1, 1994, February 8, 1994, February 9, 1994, March 23, 1994, March
28, 1994, April 14, 1994 and April 20, 1994, its Current Report on Form 8-K dated May 31, 1994 and the First Amendment thereto on Form 8-K/A dated June 30, 1994, its Notice of Annual Meeting of Stockholders and Proxy Statement, dated March 28, 1994 (the "Proxy Statement"), the information under the heading "Description of Common Stock" in its registration statement on Form S-3 (No. 33-40434) and the Plan's Annual Report on Form 11-K for the year ended December 31, 1993.

     All documents filed by Mattel or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Plan or the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part thereof from the respective dates of filing of such documents.


Item 4.   Description of Securities
-----------------------------------

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel
------------------------------------------------

          Not Applicable.


Item 6.  Indemnification of Directors and Officers
--------------------------------------------------

     Mattel, Inc. (The "Company" or the "Registrant"), has adopted provisions in its Restated Certificate of Incorporation (the "Certificate"), which require the Company to indemnify any and all persons whom it has the power to indemnify pursuant to the Delaware General Corporation Law (the "DGCL") against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extend permitted by the DGCL.

     The Certificate also empowers the Registrant by action of its Board of Directors to purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Registrant would have the power to indemnify any such individual under the DGCL.

     In addition, the Registrant's By-laws require that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer employee or agent of the Registrant or is or was serving at the request of a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or
suffered  by  such  person  in  connection  therewith  and   such
indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except for claims by such persons for-non-
payment   of   entitled  indemnification   claims   against   the
Registrant, the Registrant shall indemnify such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the Registrant's
Board  of  Directors.   The By-laws specify  that  the  right  to
indemnification so provided is a contract right, sets forth certain procedural and evidentiary standards applicable to the enforcement of a claim under the By-laws, entitle the persons to be indemnified to be reimbursed for the expenses of prosecuting any such claim against the Registrant and entitle them to have all expenses incurred in advance of the final disposition of a proceeding paid by the Registrant. Such provisions, however, are intended to be in furtherance and not in limitation of the general right to indemnification provided in the By-laws.

     The Company has entered into indemnity agreements (the "Indemnity Agreements") with each director of the Company, including directors who are also officers and employees of the Company, and certain senior officers of the Company. The Indemnity Agreements provide that the Company will pay any costs which an indemnitee actually and reasonably incurs because of claims made against him or her by reason of the fact that he or she is or was a director or officer of the Company. The payments to be made under the Indemnity Agreements include, but are not limited to, expenses of investigation, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement, and attorneys' fees and disbursements, except the Company is not obligated to make any payment under the Indemnity Agreements which the Company is prohibited by law from paying as indemnity, or where (a) indemnification is provided to an indemnitee under an insurance policy, except for amounts in excess of insurance coverage, (b) the claim is one for which an indemnitee is otherwise indemnified by the Company, (c) final determination is rendered in a claim based upon the indemnitee obtaining a personal profit or advantage to which he or she is not legally entitled, (d) final determination is rendered on a claim for an accounting of profits made in connection with a violation of Section 16(b) of the Securities Exchange Act of 1934, or similar state or common law provisions, (e) the indemnitee was adjudged to be deliberately dishonest, or (f) (with respect to a director) liability arises out of a breach of certain of his or her fiduciary duties.

     The directors and officers of the Company and its subsidiaries are insured under certain insurance policies against claims made during the period of the policies against liabilities arising out of claims for certain acts in their capacities as directors and officers of the Company and its subsidiaries.

Item 7.   Exemption from Registration Claimed
---------------------------------------------

          Not Applicable.

Item 8.   Exhibits
------------------

     Exhibit No.        Description
     -----------        -----------
     4.1                Fisher-Price, Inc. Matching Savings  Plan
                        (the "Plan") (Incorporated by reference to Exhibit No. 4 of the Fisher-Price,
                        Inc. Registration Statement on Form S-8 filed on December 26, 1991, Registration
                        No. 33-44799)

     4.2                First   Amendment,  dated  February   26,
                        1993, to the Plan

     4.3                Second  Amendment, dated as  of  November
                        30, 1993, to the Plan

     23.1               Consent of Price Waterhouse

     23.2               Consent of Coopers & Lybrand

     23.3               Consent of Arthur Andersen & Company

     24.1               Power of Attorney relating to the Company
                        (set forth on pages 8-9)

     24.2               Power of Attorney relating to the Plan
                        (set forth on page 10)

     Fisher-Price, Inc. has submitted the Fisher-Price, Inc. Matching Savings Plan to the Internal Revenue Service ("IRS") and hereby undertakes to submit any amendment to the Plan to the IRS in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.   Undertakings.
-----------------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES
                           ----------


     Pursuant to the requirements of the Securities Act of 1993, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on June 30, 1994.


                           MATTEL, INC.

                           By:    /s/ Robert Normile
                                    -----------------------------
                           Name:  Robert Normile
                           Title: Vice President, Assistant
                                  General Counsel and Assistant
                                  Secretary


                        POWER OF ATTORNEY
                        -----------------


     We, the undersigned directors and officers of Mattel, Inc., do hereby severally constitute and appoint John W. Amerman, N. Ned Mansour, Michael G. McCafferty, Robert Normile and John L. Vogelstein, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange
Commission, in connection with this Registration Statement on Form S-8, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of  1933,
this  Registration  Statement  has  been  signed  below  by   the
following persons in the capacities and on the dates indicated.



Signature                    Title                          Date
---------                    -----                          ----

/s/ John W. Amerman          Chairman of the Board          June 30, 1994
-------------------          and Chief Executive Officer
JOHN W. AMERMAN

Signature                    Title                          Date
---------                    -----                          ----

/s/ Michael G. McCafferty    Executive Vice-President       June 30, 1994
-------------------------    and Chief Financial Officer
MICHAEL G. McCAFFERTY

/s/ Gary P. Rolfes           Senior Vice-President          June 30, 1994
------------------           and Controller
GARY P. ROLFES

/s/ Jill E. Barad            Director, President and        June 30, 1994
-----------------            Chief Operating Officer
JILL E. BARAD

/s/ Harold Brown             Director                       June 22, 1994
----------------
HAROLD BROWN

/s/ James A. Eskridge        Director and President,        June 30, 1994
---------------------        Fisher-Price, Inc.
JAMES A. ESKRIDGE

                             Director
---------------------
TULLY M. FRIEDMAN

/s/ Ronald M. Loeb           Director                       June 30, 1994
------------------
RONALD M. LOEB

/s/ Edward H. Malone         Director                       June 30, 1994
--------------------
EDWARD H. MALONE

/s/ Edward N. Ney            Director                       June 22, 1994
-----------------
EDWARD N. NEY

/s/ William D. Rollnick      Director                       June 30, 1994
-----------------------
WILLIAM D. ROLLNICK

/s/ John L. Vogelstein       Director                       June 30, 1994
----------------------
JOHN L. VOGELSTEIN

/s/ Lindsey F. Williams      Director and President,        June 30, 1994
-----------------------      Mattel International
LINDSEY F. WILLIAMS

                        POWER OF ATTORNEY
                        -----------------


          We, the undersigned directors of Fisher-Price, Inc., the Plan Administrator for the Fisher-Price, Inc. Matching Savings Plan, do hereby severally constitute and appoint John L. Vogelstein, N. Ned Mansour and Robert Normile, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Plan to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents or any one of them, shall do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.



                         Fisher-Price, Inc. Matching Savings Plan
                         ----------------------------------------
                                       (Name of Plan)


                         Fisher-Price, Inc., Plan Administrator



                         /s/ John W. Amerman
                         --------------------------
                         John W. Amerman, Director


                         /s/ James A. Eskridge
Date: June 28, 1994      ---------------------------
      -------------      James A. Eskridge, Director